DENNY’S CORPORATION TO PRESENT AT THE 14TH ANNUAL ICR XCHANGE CONFERENCE
- Reiterates Full Year 2011 Guidance -
- Achieves Third Consecutive Quarter of Positive Franchise and Company Same-store Sales   -

SPARTANBURG, S.C., January 9, 2012 – Denny’s Corporation (NASDAQ: DENN), one of America’s largest full-service family restaurant chains, today announced that the company will be presenting at the 14th Annual ICR XChange Conference at the Fontainebleau Miami Beach hotel on Wednesday, January 11, 2012. Investors and interested parties may access a copy of the presentation in the Investor Relations section of Denny's website at ir.dennys.com.

The Company is providing preliminary results for the fourth quarter and full year ended December 28, 2011 on same-store sales and unit openings.  In addition to achieving its third consecutive quarter of positive franchise and company same-store sales, Denny’s company-owned restaurants achieved positive same-store guest counts during the fourth quarter and full year. In the fourth quarter, Denny’s franchisees opened 14 new units in addition to closing six restaurants and purchasing 17 company restaurants. For the full year, Denny’s opened 62 new units, including 23 Flying J conversion units, five university units, and three international units. Denny’s closed a total of 35 units during 2011 for net system unit growth of 27 units, which is the third consecutive year of positive net system growth for the brand.

Preliminary Results	Quarter Ended 12/28/11	Year Ended 12/28/11

Same-Store Sales
Franchised Restaurants	1.7%	0.6%
Company Restaurants	1.0%	0.8%
System-wide Restaurants	1.5%	0.7%

Units Opened & Relocated
Franchised & Licensed	14	54
Company	0	8
Total	14	62

Denny’s is reiterating its full-year 2011 guidance for Adjusted EBITDA* between $80 million and $83 million, and Adjusted Income Before Taxes* between $36 million and $39 million. Denny’s expects to release financial and operating results for its fourth quarter and year ended December 28, 2011 after the market closes on Wednesday, February 15, 2012.

*
Adjusted Income Before Taxes and Adjusted EBITDA are non-GAAP metrics used by Denny’s for earnings guidance. Please refer to the historical reconciliations of net income to Adjusted Income Before Taxes and Adjusted EBITDA included in the tables in Denny’s Third Quarter 2011 Earnings Release on November 1, 2011.

About Denny’s Corporation

Denny's is one of America's largest full-service family restaurant chains, currently operating more than 1,680 franchised, licensed, and company-owned restaurants across the United States, Canada, Costa Rica, Mexico, Honduras, Guam, Puerto Rico and New Zealand. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect our best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2010 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz Brady, ICR
646-277-1226